UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011 (March 25, 2011)

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 25, 2011, Isle of Capri Casinos, Inc. (the “Company”) entered into the Second Amendment to Credit Agreement and Amendments to Loan Documents (the “Second Amendment”), among the Company, certain subsidiaries of the Company, Wells Fargo Bank, National Association, as Administrative Agent (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), and the other financial institutions listed therein.  The Second Amendment includes an amendment and restatement of the Credit Agreement dated as of July 26, 2007 (as amended and restated, the “Credit Agreement”).

The amount of the credit facility available under the Credit Agreement is $800 million, which is secured by certain assets of the Company and certain of its subsidiaries as set forth in the Security Agreement, dated July 26, 2007 (as amended, modified or supplemented from time to time, the “Security Agreement”), among the Company, its material subsidiaries, and Wells Fargo Bank, National Association, as Administrative Agent (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), for and representative of the financial institutions party to the Credit Agreement and any Hedge Providers (as defined in the Security Agreement).  Such credit facility consists of (i) a $300 million revolving credit facility, which matures on November 1, 2013, or if the Subordinated Debt Refinancing (as defined in the Credit Agreement) occurs prior to such date, March 25, 2016 and (ii) term loans that were made prior to the date of the Second Amendment in the aggregate outstanding principal amount of $500 million and mature on November 1, 2013, or if the Subordinated Debt Refinancing occurs prior to such date, March 25, 2017.

Interest on the revolving loans and term loans is determined with reference to (i) a base rate (as defined in the Credit Agreement) or (ii) Adjusted LIBOR (as defined in the Credit Agreement); in each case, plus a margin.  The margin for term loans is 2.50% per annum for loans where interest is determined with reference to the base rate and 3.50% per annum for loans where interest is determined with reference to Adjusted LIBOR.  Adjusted LIBOR for a term loan shall not be less than 1.25% per annum.  The margin for revolving loans is based on the Consolidated Total Leverage Ratio (as defined in the Credit Agreement) and is initially 2.50% per annum for loans where interest is determined with reference to the base rate and 3.50% per annum for loans where interest is determined with reference to Adjusted LIBOR.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement, dated as of March 25, 2011, among Isle of Capri Casinos, Inc., as borrower, certain subsidiaries of Isle of Capri Casinos, Inc., the financial institutions listed therein, as lenders, Wells Fargo Bank, National Association, as administrative agent (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), and the other agents referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: March 31, 2011	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement, dated as of March 25, 2011, among Isle of Capri Casinos, Inc., as borrower, certain subsidiaries of Isle of Capri Casinos, Inc., the financial institutions listed therein, as lenders, Wells Fargo Bank, National Association, as administrative agent (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), and the other agents referred to therein.